SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

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                             FORM 8-K
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                          CURRENT REPORT

              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


Date of Report (Date of Earliest Event Reported):  August 18, 1998
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                         EFFICIENCY LODGE, INC.
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      (Exact name of Registrant as Specified in its Charter)


         Georgia                  000-02290            58-0898219
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(State or other Jurisdiction of   (Commission File    (IRS Employer
Incorporation or Organization)        Number)        Identification No.)


                   5342 Old Floyd Road
                   Mableton, Georgia                       30126
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        (Address of principal executive offices)       (Zip code)

         928 Bankhead Highway, Mableton, Georgia  30059
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        (Former name or former address, if changed since last report)

  Registrant's telephone number, including area code: (770) 819-0039

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On August 18, 1998, Efficiency Lodge, Inc. (the "Company") closed the acquisition of a lodging facility known as Town Center Lodge ("Town Center") through the purchase of substantially all of the assets of Town Center Lodge, Inc. by Efficiency Lodge (Conduit), Inc., a wholly-owned subsidiary of the Company. The Company purchased Town Center pursuant to an agreement dated September 29, 1997 between the Company and Town Center Lodge, Inc. The Company paid $3,000,000 in cash for the assets, an amount negotiated at arm's length and based upon management's assessment of the value of those assets. The purchase price was paid from the proceeds of a loan from Belgravia Capital Corporation. Town Center was operated as an extended-stay lodge by the seller, and the Company will continue to operate Town Center as one of its extended-stay lodges.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
         AND EXHIBITS

Financial Statements of Businesses Acquired

     The financial statements of Town Center required to be reported as a result of the transaction described in Item 2 have not been completed as of the date of this report and will be filed as an amendment to this report as soon as practicable in accordance with Item 7(a)(4) of Form 8-K.

Pro Forma Financial Information

     The following pro forma financial information has not been completed as of the date of this report, and will be filed as an amendment to this report as soon as practicable in accordance with Item 7(a)(4) of Form 8-K.

      1.  Pro forma consolidated balance sheet as of June 30, 1998.

      2. Pro forma consolidated statements of earnings for the fiscal year ended December 31, 1997 and six months ended June 30, 1998.

Exhibits

     The following exhibits are filed with this report:

     2.1 Purchase agreement dated September 29, 1997 between the Company and Town Center Lodge, Inc.


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                             SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



                              EFFICIENCY LODGE, INC.



                              By: /s/ W. Ray Barnes
                                 W. Ray Barnes
                                 President

                                  9/3/98
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                                 Date